Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Park View Federal Savings Bank (S-8 File No. 333-97450), of our report dated June 15, 2012, on our audits of the financial statements of Park View Federal Savings Bank 401(k) Plan as of December 31, 2011 and 2010 and for the year ending December 31, 2011, which report is incorporated by reference in this Annual Report on Form 11-K.

/s/ Meaden & Moore, Ltd.
Meaden & Moore, Ltd.

Cleveland, Ohio
June 15, 2012